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                                                                     EXHIBIT 4.3

                          Madison River Capital, LLC
                          Madison River Finance Corp.

                         13 1/4% Senior Notes due 2010


                                 _____________

                              Purchase Agreement
                              ------------------

                                                               February 14, 2000

Goldman, Sachs & Co.,
Bear, Stearns & Co. Inc.
Chase Securities Inc.
Morgan Stanley & Co. Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Madison River Capital, LLC, a Delaware limited liability company (the "Company"), and Madison River Finance Corp., a Delaware corporation ("Madison River Finance" and, together with the Company, the "Issuers") propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $200,000,000 principal amount of their Senior Notes specified above (the "Securities").

         1. The Issuers, jointly and severally, represent and warrant to, and agree with, each of the Purchasers that:

               (a) A preliminary offering circular, dated January 28, 2000 (the "Preliminary Offering Circular") and an offering circular, dated February 14, 2000 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Issuers prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any
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          statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

               (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or members' capital, as the case may be, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or members' capital, as the case may be, or results of operations of the Company or any of its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

               (c) The Company and its subsidiaries have a good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by them.

                (d) The Company and its subsidiaries have (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights (collectively, "Permits"), from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the Federal Communications Commission (the "FCC") or any applicable state public utility commissions ("State PUCs")), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company and its subsidiaries in the manner described in the Offering Circular, including, without limitation, under any laws, rules or regulations regulating or relating to the conduct of its telecommunications business, except as described in the Offering Circular or except where the failure to possess such Authorizations and Permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) neither the Company nor any of its subsidiaries has received notice of any proceedings relating to the revocation or modification of any such Permits or Authorizations, which, singly or in the aggregate if the subject of an unfavorable decision, would result in a material adverse effect on the Company and its subsidiaries taken as a whole. All such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory

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          authorities having jurisdiction with respect thereto except insofar as non-compliance or failure to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (e) Except as described in the Offering Circular, the Company and its subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted except insofar as the failure to have such rights would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the expected expiration of any of such Intellectual Property Rights would not result in a material adverse change;

               (f) Each of the Issuers and their subsidiaries has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with corporate power (in the case of a corporation) or power (in the case of a limited liability company) and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (g) All limited liability company interests of the Company are owned by Madison River Telephone Company, LLC ("Madison River Telephone"), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each a "Lien"). All shares of capital stock of Madison River Finance are owned by the Company, free and clear of any Liens. All outstanding limited liability company interests of the Company have been duly authorized, validly issued, are fully paid and non-assessable, and are not subject to any preemptive or similar rights. All outstanding shares of capital stock of Madison River Finance have been duly authorized, validly issued, are fully paid and non-assessable, and are not subject to any preemptive or similar rights;

               (h) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

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               (i)  this Agreement has been duly authorized, executed and delivered by the Issuers;

               (j) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of February 17, 2000 (the "Indenture") between the Issuers and Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Issuers and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

               (k) The exchange and registration rights agreement, to be dated as of February 17, 2000 (the "Registration Rights Agreement"), between the Issuers and the Purchasers has been duly authorized by the Issuers and, when executed and delivered by the Issuers, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Issuers enforceable against the Issuers in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and by general principles of equity. Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the United States Securities Act of 1933, as amended (the "Act"), relating to another series of debt securities of the Issuers with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer"), (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities and (iii) to the extent required by the Registration Rights Agreement, a market making registration statement, and in each case, to use all commercially reasonable efforts to cause such registration statements to be declared effective. The Exchange Securities have been duly authorized for issuance by the Issuers, and when issued and authenticated in accordance with the terms of the Indenture will be the valid and legally binding obligations of the Issuers, entitled to the benefits provided by the Indenture, enforceable against the Issuers in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and by general principles of equity. The Registration Rights Agreement will conform, in all material respects, to the description thereof in the Offering Circular and will be in substantially the form previously delivered to you;

               (l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a

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          violation of Section 7 of the United States Securities Exchange Act of
          1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

               (m) Prior to the date hereof, neither the Issuers nor any of their affiliates have taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuers in connection with the offering of the Securities;

               (n) The issuance and sale of the Securities by the Issuers, the execution and delivery of the Indenture, the Registration Rights Agreement and this Agreement by the Issuers, compliance by the Issuers with the terms thereof and the consummation by the Issuers of the transactions contemplated thereby, each in accordance with its terms, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except such as will not, individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Organization, as the case may be, or By-laws or Limited Liability Company Agreements, as the case may be, of the Issuers or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers or any of its subsidiaries or any of their properties (including, without limitation, the Communications Act of 1934 (the "Communications Act") and the rules and regulations of the FCC; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (including, without limitation, the FCC) is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement or the Indenture, except for the filing of a registration statement by the Issuers with the Commission pursuant to the Act pursuant to Section 5(l) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required and qualification of the Indenture under the Trust Indenture Act of 1939, as amended and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, and except such as will not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (o) Neither the Company nor any of its subsidiaries is (1) in violation of its Certificate of Incorporation or Organization, as the case may be, or By-laws or Limited Liability Company Agreements, as the case may be, or (2) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound other than, in the case of clause (2) any default which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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                (p) The statements set forth in the Offering Circular under the caption "Description of Securities", insofar as they purport to constitute a summary of the terms of the Securities, under the caption "Taxation", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly describe or summarize such provisions in all material respects;

                (q) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their properties is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the current or future financial position, stockholders' equity or members' capital, as the case may be, or results of operations of the Company or its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (r) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                (s) The Issuers are not, and after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

                (t) Neither the Issuers nor any person acting on its or their behalf (other than the Purchasers and their affiliates as to whom the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Issuers, any affiliate of the Issuers and any person acting on its or their behalf (other than the Purchasers and their affiliates as to whom the Company makes no representation) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

                (u) Within the preceding six months, neither the Issuers nor any other person acting on behalf of the Issuers (other than the Purchasers and their affiliates as to whom the Company makes no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Issuers, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the

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         Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

                (v) Neither the Issuers nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes; and

                (w) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, Arthur Andersen LLP, who has certified certain financial statements of Mebtel Communications, Inc., and Golden Associates, who has certified certain financial statements of Coastal Utilities, Inc., are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                (x) The Issuers have reviewed their operations and that of their subsidiaries and any third parties with which the Issuers or any of their subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Issuers or any of their subsidiaries has been or will be affected by the Year 2000 Problem. As a result of such review, the Issuers have no reason to believe, and do not believe, that the Year 2000 Problem has had or will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, members' capital or stockholders' equity, as applicable, or results of operations of the Issuers and their subsidiaries or has resulted or will result in any material loss or interference with the Issuers' business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind is not functioning or will not function, in the case of dates or time periods occurring after December 31, 1999, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

         2. Subject to the terms and conditions herein set forth, the Issuers agree to issue and the Issuers agree to sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 95.881% of the principal amount thereof, plus accrued interest, if any, from February 17, 2000 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

         3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

                (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

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               (b)  It is an Institutional Accredited Investor; and

               (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company ("DTC") or its designated custodian. The Issuers will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks, payable to the order of the Issuers in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Issuers will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 17, 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

               (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(j) hereof, will be delivered at such time and date at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
         Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. Each of the Issuers, jointly and severally, agrees with each of the Purchasers:

               (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof as reasonably requested;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither of the Issuers shall

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         be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

                (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Issuers that are substantially similar to the Securities;

                (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under
         Section 8 of the Investment Company Act;

                (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for or the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                (g) If requested by you, to use its best efforts to cause such Designated Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                (h) To generally make available to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity or members' capital, as the case may be, and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its

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         stockholders or members, as the case may be, consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders or members, as the case may be, of the Issuers, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Issuers is listed; and (ii) such additional information concerning the business and financial condition of the Issuers as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Issuers and its subsidiaries are consolidated in reports furnished to their stockholders or members, as the case may be, generally or to the Commission);

               (j) During the period of two years after the Time of Delivery, the Issuers will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

               (k) The Issuers shall file and use their best efforts cause to be declared or become effective under the Act, on or prior to 180 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) the Exchange Securities, with terms identical to the Securities, and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Act; and

               (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

         6. Each of the Issuers, jointly and severally, covenants and agrees with the several Purchasers that the Issuers will pay or cause to be paid the following: (i) the fees, disbursements and expenses of their counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;
(vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the Time of Delivery, true and correct, the condition that each of the Issuers shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) Latham & Watkins, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (1), (3), (4), (5),
         (6), and (13) of Annex III hereof as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (b) Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, as set forth in Annex III;

               (c) Matt Springer, general counsel for the Issuers or local counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) Each of the Issuers, Gulf Telephone Company, Mebtel, Inc., and Gallatin River Communications, LLC has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the Issuers and their subsidiaries taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause solely upon good standing certificates issued by the appropriate Secretary of State);

               (ii) Gulf Telephone Company, Mebtel, Inc. and Gallatin River Communications, LLC have each been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; and all of the issued shares of capital stock or membership interests, as the case may be, of Gulf Telephone Company, Mebtel, Inc. and Gallatin River Communications, LLC have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) based solely on a review of the stock transfer books of such subsidiaries, are owned directly or indirectly by the Issuers and, to such counsel's knowledge and other than as disclosed in the Offering Circular, are free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Issuers or their subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

               (iii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or members' capital, as the case may be, or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (iv) Neither the execution and delivery of this Agreement and the operative documents nor the sale of the Securities contemplated hereby will violate any rules or regulations of the North Carolina or Alabama public utility commissions as interpreted as of this date.

               (v) Each of the Company and Madison River Finance has all certificates, orders, permits, licenses, authorizations, consents and approvals (collectively, the "Permits") of and from, and has made all filings and registrations with, the FCC and any of the North Carolina, Illinois or Alabama public utility commissions necessary to (a) conduct its business in all material respects as described in the Offering Circular and (b) consummate the transactions contemplated in this Agreement.

               (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

               (e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Golden Associates shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

               (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or members' capital, as the case may be, or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or members' capital, as the case may be, or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

               (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any of the Issuers' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers' debt securities;

               (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York or State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;

               (i)  The Securities have been designated for trading on PORTAL;
         and

               (j) The Issuers shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuers satisfactory to you as to the accuracy of the representations and warranties of the Issuers herein at and as of such Time of Delivery, as to the performance by the Issuers of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

               (k) Prior to February 17, 2000, the Issuers shall have furnished or caused to be furnished to you a copy of the consent required to allow the issuance of the Securities under the loan agreement by and between the Rural Telephone Finance Cooperative (the "RTFC") and the Company, dated as of September 29, 1999, in a form reasonably satisfactory to you and your counsel and such that no condition exists or would exist that would constitute a default under such agreement.

         8. (a) The Issuers, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred. The Issuers shall not be required to indemnify a Purchaser for any amount paid or payable by such Purchaser in the settlement of any action, proceeding or investigation without the written consent of the Issuers, which consent shall not be unreasonably withheld; provided, however, that neither of the Issuers shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

               (b) Each Purchaser will indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Issuers under this Section 8 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers, and to each person, if any, who controls the Issuers within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuers agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

               (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Purchaser to purchase the principal amount of

         Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

               (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in subsection
         (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers, except for the expenses to be borne by the Issuers and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Issuers and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser or the Issuers, or any officer or director or controlling person of the Issuers, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither of the Issuers shall then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuers as provided herein, the Issuers, jointly and severally, will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither of the Issuers shall then be under any further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department, and if to the Issuers shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers and the Issuers and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Issuers, and each person who controls the Issuers or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Issuers. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                           [Signature pages follow]

                                             Very truly yours,


                                             Madison River Capital, LLC


                                             By: /s/ J. Stephen Vanderwoude
                                                --------------------------------
                                                 Name:   J. Stephen Vanderwoude
                                                 Title:  Chief Executive Officer


Accepted as of the date hereof:              Madison River Finance Corp.


Goldman, Sachs & Co.                         By: /s/ Paul H. Sunu
Bear, Stearns & Co. Inc....                     --------------------------------
Chase Securities Inc.......                      Name:   Paul H. Sunu
Morgan Stanley & Co. Incorporated                Title:  Secretary & Treasurer


By: /s/ Goldman, Sachs & Co.
   --------------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Purchasers



                              Purchase Agreement
                                Signature Page

                                  SCHEDULE I
                                                                    Principal
                                                                    Amount of
                                                                   Securities
                                                                      to be
                              Purchaser                             Purchased
                              ---------                             ---------
Goldman, Sachs & Co.......................................        $110,000,000
Bear, Stearns & Co. Inc...................................          10,000,000
Chase Securities Inc......................................          40,000,000
Morgan Stanley & Co. Incorporated.........................          40,000,000

                                                                  ------------
          Total...........................................        $200,000,000
                                                                  ============

                                                                         ANNEX I

          (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

          Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuers.

          (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

          (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

          (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.

                                                                        ANNEX II

     Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

          (ii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (iii) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                (B) any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                (C) the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                (F) for the period from the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

          iv) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
     (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                               February __, 2000


Dear Ernst & Young:

         Goldman, Sachs & Co., as representatives of the Purchasers of 13 1/4% Senior Notes due 2010 to be issued by Madison River Capital, LLC (the "Company") and Madison River Finance Corp. ("Madison River Finance" and, together with the Company, the "Issuers") will be reviewing certain information relating to the Issuers that will be included (incorporated by reference) in the Offering Circular. This review process, applied to the information relation to the issue, is (will be) substantially consistent with the due diligence review process that we would perform if this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act). It is recognized however that what is "substantially consistent" may vary from situation to situation and may not be the same as that done in a registered offering of the same securities for the same issuer and whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis. We are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Act. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.


                                             Very truly yours,



                                             _______________________________
                                                 (Goldman, Sachs & Co.)

                                                                       ANNEX III

     1. Each of the Issuers has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with corporate power (in the case of a corporation) or power (in the case of a limited liability company) and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

     2. Based solely on our review of the stock transfer records of Madison River Finance and the records of the Company, the Company is the holder of all of the outstanding capital stock of Finance and Madison River Telephone Company, LLC ("Madison River Telephone") is the holder of all of the outstanding limited liability interests of the Company. All outstanding limited liability company interests of the Company have been duly authorized, validly issued and are not subject to any preemptive or similar rights under applicable state law and its limited liability company agreement. All outstanding shares of capital stock of Madison River Finance have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights under applicable state law and its charter and by-laws;

     3. The Purchase Agreement has been duly authorized, executed and delivered by the Issuers;

     4. The Securities have been duly authorized and executed by the Issuers and when duly authenticated in accordance with the terms of the Indenture, and issued and delivered to and paid for by you pursuant to the Purchase Agreement, will be valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

     5. The Indenture has been duly authorized, executed and delivered by the Issuers and is a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

     6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuers and is a valid and legally binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and
          (b) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws;

     7. The issuance and sale of the Securities by the Issuers, the execution and delivery of the Indenture, the Registration Rights Agreement and the Purchase Agreement by the Issuers, compliance by the Issuers with the terms thereof and the consummation by the Issuers of the transactions contemplated thereby, each in accordance with its terms, will not (i) constitute a violation of or a default under the terms of any Applicable Contract (except that we do not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Issuers or any of their subsidiaries) or (ii) result in any contravention of any Applicable Law or any Applicable Order; and such actions will not result in any violation of the provisions of the Certificate of Incorporation or Organization, as the case may be, or By-laws or Limited Liability Company Agreements, as the case may be, of the Issuers;

     8. Neither the execution and delivery of this Agreement and the operative documents nor the sale of the Securities contemplated hereby will violate (i) the Communications Act as interpreted as of this date,
          (ii) the Telecommunications Act of 1996 (the "Telecom Act of 1996") as interpreted as of this date, (iii) any rules or regulations of the Federal Communications Commission (the "FCC") applicable to the Issuers as interpreted as of this date or (iv) any rules or regulations of the Illinois public utility commissions as interpreted as of this date.

     9. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any federal or New York court is required for the issue and sale by the Issuers of the Securities and Exchange Securities and the compliance by the Issuers with all the provisions of the Purchase Agreement, the Indenture and the Registration Rights Agreement, except for the filing of a registration statement by the Issuers with the Commission under the Securities Act pursuant to the Registration Rights Agreement and the related qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the registration of the Securities or Exchange Securities and such other consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the National Association of Securities Dealers, Inc.;

     10. The statements set forth in the Offering Circular under the caption "Description of Notes", insofar as they purport to constitute a summary of the terms of the documents described therein, and under the caption "Taxation", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the provisions of such documents purported to be described therein all material respects;

     11. The statements in the Offering Circular under the headings of "Regulation: Federal Regulation", to the extent such statements constitute summaries of the Telecom Act of 1996 or rules and regulations of the FCC, are accurate in all material respects.

     12. Assuming (i) the accuracy of the representations and warranties of the Issuers set forth in Section 1 of the Purchase Agreement (except for clause (k) of such Section 1) and of your representations, warranties and agreements set forth in Section 3 of the Purchase Agreement, (ii) the due performance by the Issuers of the covenants and agreements set forth in Section 5 of the Purchase Agreement, and (iii) the compliance by the Issuers and you with the offering and transfer procedures and restrictions described in the Offering Circular, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Circular, and the initial resale of the Securities by you in the manner contemplated in the Offering Circular and the Purchase Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the Trust Indenture Act, it being understood that we do not express any opinion as to any subsequent resale of any Security; and

     13. The Issuers are not subject to registration or regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          In addition, we have participated in conferences with officers and other representatives of the Issuers, internal counsel for the Issuers, representatives of the independent accountants for the Issuers, and you and your counsel at which the contents of the Offering Circular and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have made no independent check or verification thereof (except to the extent referred to in paragraph (7) above), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Offering Circular, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we do not express any opinion or belief with respect to the financial statements and related notes and other financial data include therein or excluded therefrom.